SEMT2003-5-TS-CompMat6mlptrevised - Price/Yield - 3A

Balance	$149,610,000.00	Delay	19	Index	LIBOR_6MO | 1.11	WAC	3.100811344
Coupon	2.726798511	Dated	8/1/2003	Mult / Margin	Jan-99	NET	2.717963541
Settle	8/27/2003	First Payment	9/20/2003	Cap / Floor	999 / 0	WAM	337

Price	10 CPR, Call (Y)	15 CPR, Call (Y)	20 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)
	Disc Margin BEQ	Disc Margin BEQ	Disc Margin BEQ	Disc Margin BEQ	Disc Margin BEQ
101.6278	126	116	104	92	78
101.7278	124	113	102	88	74
101.8278	123	111	99	85	70
101.9278	121	109	96	81	66
102.0278	119	107	93	78	61
102.1278	118	105	91	75	57
102.2278	116	103	88	71	53
102.3278	115	101	85	68	49
102.4278	113	99	82	64	45
102.5278	112	97	80	61	41
102.6278	110	95	77	57	36
102.7278	109	92	74	54	32
102.8278	107	90	72	51	28
102.9278	106	88	69	47	24
103.0000	104	87	67	45	21
103.0278	104	86	66	44	20
103.1278	103	84	64	41	16
103.2278	101	82	61	37	12
103.3278	99	80	58	34	8
103.4278	98	78	55	30	4
103.5278	96	76	53	27	-1
103.6278	95	74	50	24	-5

WAL	7.26	5.14	3.86	3.03	2.45
Principal Window	Sep03 - Sep20	Sep03 - Jun16	Sep03 - Jul13	Sep03 - Jun11	Sep03 - Jan10

LIBOR_1MO	1.11	1.11	1.11	1.11	1.11
LIBOR_6MO	1.18	1.18	1.18	1.18	1.18

Recipients must read the information contained in the attached statement.  Do not use or rely on this information if you have not received or reviewed the statement.  If you have not received the statement, call your Merrill Lynch account executive for another copy. The collateral information set forth in the Computational Materials supersedes any previously distributed collateral information relating to the securities discussed in this communication and will be superseded by the information set forth in the Prospectus and Prospectus Supplement.